EXHIBIT 10.30

EXECUTION COPY

$4,000,000

CURO Financial Technologies Corp.

12.000% Senior Secured Notes due 2022

PURCHASE AGREEMENT

February 1, 2017

Doug Rippel

c/o CURO Financial Technologies Corp.,

3527 North Ridge Road,

Wichita, KS 67205

Ladies and Gentlemen:

CURO Financial Technologies Corp., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to Jefferies LLC and Stephens Inc. (together the “Initial Purchasers”) $464,000,000 aggregate principal amount of 12.000% Senior Secured Notes due 2022 (the “Senior Notes”) in accordance with the terms and conditions set forth in the Purchase Agreement, dated as of the date hereof, by and among the Company, the Company’s direct and indirect domestic subsidiaries set forth on Schedule I hereto (the “Guarantors”) and the Initial Purchasers (the “Purchase Agreement”). The Company proposes to issue and sell to you (the “Investor”), concurrently with the issuance and sale to the Initial Purchasers pursuant to the Purchase Agreement, $4,000,000 principal amount of Senior Notes. The Company’s obligations with respect to the Senior Notes will be unconditionally guaranteed (the “Guarantees” and, together with the Senior Notes, the “Securities”) on a senior secured basis by the Guarantors. The Senior Notes are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), by and among the Company, the Guarantors and TMI Trust Company, as trustee and collateral agent (the “Trustee”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 16 hereof.

The sale of the Securities to the Investor will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated January 31, 2017 (as amended or supplemented at the date thereof, including any and all exhibits thereto, the “Preliminary Memorandum”), and a final offering memorandum, dated February 1, 2017 (as amended or supplemented at the Applicable

Time (as such term is defined in the Purchase Agreement), including any and all exhibits thereto, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Guarantors and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

1. Representations and Warranties of the Company. The Company represents and warrant to the Investor as set forth below in this Section 1.

(a) None of the Company or the Guarantors, or any Affiliates thereof, or any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(b) None of the Company or the Guarantors, or any Affiliates thereof, or any person acting on their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Act) with respect to the Securities; and each of the Company, the Guarantors, and any Affiliates thereof, and each person acting on their behalf has complied with the offering restrictions requirement of Regulation S under the Act.

(c) Subject to compliance by you with the representations, warranties and procedures set forth in Section 4 hereof, no registration of the Securities under the Act is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated in the Purchase Agreement.

(d) Each of the Company and the Guarantors and each of their subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted.

(e) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the Company and the Guarantors, will constitute a legal, valid, binding instrument enforceable against each of the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and the Guarantors and will constitute the legal, valid and binding obligations of each of the Company and the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(f) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold, and except such consents, approvals, authorizations, filings or orders obtained or made on or prior to the date hereof.

(g) None of the execution and delivery of the Indenture or this Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”); or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except as would not reasonably be expected to have a Material Adverse Effect.

(h) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby.

(i) The Company has delivered the Disclosure Package to the Investor. A copy of the Disclosure Package is attached hereto as Exhibit A.

(j) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser or the representative thereof, specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 of the Purchase Agreement. The Disclosure Package, as of the Applicable Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through any representative thereof specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described in Section 13 of the Purchase Agreement.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Investor, and the investor agrees to purchase from the Company, at a purchase price of 98.155% of the principal amount thereof, plus accrued interest, if any, from February 1, 2017 to the Closing Date, $4,000,000 principal amount of Senior Notes.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made concurrently with the delivery and payment contemplated by the Purchase Agreement (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Investor against payment by the Investor of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company.

4. Representations and Warranties of the Investor

(a) Offering Exemption. The Investor understands that the Securities have not been registered under the Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of the Investor contained herein.

(b) Knowledge of Offer. The Investor is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that it has requested regarding its business plans and prospects.

(c) Knowledge and Experience; Ability to Bear Economic Risks. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement; the Investor is able to bear the economic risk of its investment in the Company (including a complete loss of its investment).

(d) Limitations on Disposition. The Investor recognizes that no public market exists for the Securities and no representation has been made to the Investor that such public market will exist in the future. The Investor understands that the Investor must bear the economic risk of this investment indefinitely unless its Securities are registered pursuant to the Act or an exemption from such registration is available, and unless the disposition of Securities is qualified under applicable state securities laws or an exemption from such qualification is available, and that the Company has no obligation or present intention of so registering the Securities. The Investor further understands that there is no assurance that any exemption from the Act will be available, or, if available, that such exemption will allow the Investor to transfer any or all of the Securities, in the amounts, or at the time the Investor might propose.

(e) Investment Purpose. The Investor is acquiring the Securities solely for its own account for investment and not with a view toward the resale, transfer, or distribution thereof, nor with any present intention of distributing the Securities. No other person has any right with respect to or interest in the Securities to be purchased by the Investor, nor has the Investor agreed to give any person any such interest or right in the future.

(f) Capacity. The Investor is an Accredited Investor (as such term is defined in Regulation D of the Act) and has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

5. Conditions to the Obligations of the Initial Purchasers. The obligations of the Investor to purchase the Securities shall be subject to consummation of the issuance and sale of Securities to the Initial Purchasers pursuant to the Purchase Agreement.

6. Termination. This Agreement shall be subject to termination by the Investor by notice given to the Company prior to delivery of and payment for the Securities if at any time prior to such time the Purchase Agreement is terminated in accordance with its terms.

7. Representations and Indemnities to Survive. The respective agreements, representations, warranties and other statements of the Company and the Investor set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Investor or the Company.

8. Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, the Guarantors or the Investor, to: CURO Financial Technologies Corp., 3527 North Ridge Road, Wichita, KS 67205, Attention: Vin Thomas, Chief Legal Officer, with a copy to: Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Neil W. Townsend, Esq. and Cristopher Greer, Esq., and (ii) if to the Initial Purchasers, to: Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel (or in any case to such other address as the person to be notified may have requested in writing).

9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder.

10. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by the Investor, the directors, officers, employees and agents of the Investor, or by any person who controls the Investor, arising out of or based upon this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions (as such term is defined in the Purchase Agreement).

11. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Investor with respect to the subject matter hereof.

12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement

13. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D under the Act.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Applicable Time and (ii) the Pricing Supplement (as such terms are defined in the Purchase Agreement).

“Execution Time” shall mean the date and time that the Purchase Agreement is executed and delivered by the parties thereto.

Very truly yours, CURO Financial Technologies Corp.

By:	/s/ Don Gayhardt
Name: Don Gayhardt Title: Chief Executive Officer and President

[Signature Page to Place Placement Purchase Agreement]

Accepted and Agreed to: DOUGLAS R. RIPPEL TRUST

By:	/s/ Doug Rippel
Name: Doug Rippel Title: Authorized Signatory

[Signature Page to Private Placement Purchase Agreement]